Exhibit 10.2

[NON-QUALIFIED]

STOCK OPTION AGREEMENT

UNDER THE

P&F INDUSTRIES, INC.

2021 STOCK INCENTIVE PLAN

THIS [NON-QUALIFIED] STOCK OPTION AGREEMENT (this “Agreement”), is made as of the ___ day of ___________, between P&F Industries, Inc., a Delaware corporation (the “Company”), and ________________ (the “Optionee”).

W I T N E S S E T H:

WHEREAS, pursuant to the P&F Industries, Inc. 2021 Stock Incentive Plan (the “Plan”), the committee (the “Committee”) appointed by the Board of Directors of the Company to administer the Plan authorized this grant of [non-qualified] stock options (“Options”) on ________________ (the “Grant Date”) to purchase the number of shares of common stock of the Company, par value $1.00 per share (the “Stock”), set forth below to the Optionee, as an Employee of the Company, so that Optionee may have a direct proprietary interest in the Company’s success. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

NOW, THEREFORE, in consideration of the covenants and agreements herein contained, the parties hereto hereby agree as follows:

1.                 Grant of Option. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Optionee was granted on the Grant Date, for the term commencing on the Grant Date and ending ____________ (the “Termination Date”), or earlier as set forth in Section 3 below or in the Plan, Options to purchase from the Company, at $____ per share, an aggregate of _______ shares of Stock. Any unexercised Options shall be canceled and no longer exercisable upon the Termination Date or such earlier date.

2.                  Limitations on Exercise of Option. None of the Options shall vest or become exercisable immediately. Subject to the terms and conditions set forth herein and the Plan, and subject to the Optionee’s continued service with the Company and its Affiliates through the applicable vesting date, the Options shall vest and become exercisable in one-third increments on each of the first three anniversaries of the Grant Date.

3.                Termination of Service.

(a)               Involuntary Termination Without Cause or Voluntary Termination. In the event of an involuntary Termination of the Optionee without Cause (other than by reason of the Optionee’s Disability) or a voluntary Termination by the Optionee (other than a Retirement or a voluntary Termination described in Section 3(c) below), in either case prior to the Termination Date, the Options shall remain exercisable by the Optionee until the earlier of the Termination Date or the date that is 90 days after the date of such Termination to the extent the Options were exercisable at the time of such Termination.

(b)               Death. In the event of the Optionee’s Termination by reason of death, 100% of the Options shall vest and become exercisable as of the date of such Termination and remain exercisable by the legal representative of the Optionee’s estate until the earlier of (i) the Termination Date or (ii) the date that is one (1) year after the date of such Termination.

(c)               Disability. In the event of the Optionee’s Termination by reason of the Optionee’s Disability, the Options shall continue to vest and become exercisable following such Termination on the vesting dates set forth in Section 2 of this Agreement and remain exercisable by the Optionee until the earlier of (i) the Termination Date, (ii) the date that is one year after the date of such Termination with respect to any Options that were exercisable on the date of such Termination and (iii) the date that is 90 days after the date such Options vest and become exercisable with respect to any Options that become vested and exercisable following the date of such Termination. In the event of a breach of the Restrictive Covenants upon or following such Termination, as determined by the Committee in its sole discretion, no further Options shall vest and any Options exercisable immediately prior to such breach shall immediately expire.

(d)               Retirement. In the event of the Optionee’s Termination by reason of Retirement, the Options shall remain exercisable by the Optionee until the earlier of the Termination Date or the date that is one (1) year after the date of such Termination to the extent the Options were exercisable at the time of such Termination; provided, however, that if the Optionee dies within such one (1) year exercise period, then any unexercised Options held by the Optionee shall thereafter remain exercisable by the legal representative of the Optionee’s estate until the earlier of the Termination Date or the date that is one (1) year after the date of the Optionee’s death to the extent the Options were exercisable at the time of the Optionee’s death.

(e)               For Cause. In the event of the Optionee’s Termination for Cause, or in the event of the Optionee’s voluntary Termination after the occurrence of an event that would be grounds for a Termination for Cause, the Options, to the extent exercisable immediately prior to such termination, shall immediately expire.

(f)                Unvested Options. Options that have not yet vested at the time of the Optionee’s Termination for any reason other than by reason of the Optionee’s Disability, shall terminate and expire as of the date of such Termination and no further vesting shall occur with respect thereto.

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(g)               Unexercised Options. After the expiration of any exercise period described in either of paragraphs 3(a), (b), (c) or (d) hereof, the Options shall terminate and expire together with all of the Optionee’s rights hereunder, to the extent not previously exercised.

4.                 Method of Exercising Option. (a) The Optionee (or, in the event of the Optionee’s death, the legal representative of the Optionee’s estate) may exercise any or all of the Options that have become exercisable by delivering to the Company a written notice signed by the Optionee stating the number of Options that the Optionee has elected to exercise at that time and full payment of the purchase price for the shares of Stock to be purchased from the Company. Payment of the purchase price of the Stock may be made (i) in cash or by check, bank draft or money order payable to the order of the Company, (ii) solely to the extent permitted by applicable law, if the Stock is traded on a national securities exchange or quoted on a national quotation system sponsored by the Financial Industry Regulatory Authority, and the Committee authorizes, through a procedure whereby the Optionee delivers irrevocable instructions to a broker reasonably acceptable to the Committee to deliver promptly to the Company an amount equal to the purchase price; or (iii) on such other terms and conditions as may be acceptable to the Committee (including, without limitation, the relinquishment of Options or by payment in full or in part in the form of Stock owned by the Optionee (for which the Optionee has good title free and clear of any liens and encumbrances) based on the Fair Market Value of the Stock on the payment date as determined by the Committee in its sole discretion). No shares of Stock shall be issued until payment therefore, as provided herein, has been made or provided for.

(b)               To the extent required by applicable law, if any, at the time of exercise, (i) the Company shall have the right to require, prior to the issuance or delivery of any Shares hereunder, payment by the Optionee of, any Federal, state, local or foreign taxes required by law to be withheld or (ii) at the discretion of the Committee, any statutorily required withholding obligation with regard to the Optionee may be satisfied by reducing the number of Shares otherwise deliverable hereunder or by delivering Shares already owned by the Optionee.

5.                 Issuance of Shares. As promptly as practical after receipt of such written notification and full payment of such purchase price and any required income tax withholding amount, the Company shall issue or transfer to the Optionee the number of shares with respect to which Options have been so exercised, and shall deliver to the Optionee a certificate or certificates therefor, registered in the Optionee’s name, unless the Committee elects to use another system, such as book entries by the transfer agent, as evidencing ownership of such Shares.

6.                 Company; Optionee. (a) The term “Company” as used in this Agreement shall include the Company and its Subsidiaries.

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(b)              Whenever the word “Optionee” is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the executors, the administrators or the person or persons to whom the Options may be transferred by will or by the laws of descent and distribution or otherwise, the word “Optionee” shall be deemed to include such person or persons.

7.                 Non-Transferability. The Options are not transferable by the Optionee otherwise than by will or the laws of descent and distribution and are exercisable during the Optionee’s lifetime only by the Optionee. No assignment or transfer of the Options, or of the rights represented thereby, whether voluntary or involuntary, by operation of law or otherwise (except by will or the laws of descent and distribution), shall vest in the assignee or transferee any interest or right herein whatsoever, but immediately upon such assignment or transfer the Options shall terminate and become of no further effect.

8.                 Rights as Stockholder. The Optionee or a permitted transferee of the Options shall have no rights as a stockholder of the Company with respect to any share of Stock covered by the Options until he or she shall have become the holder of record of such share, and no adjustment shall be made for dividends or distributions or other rights in respect of such share for which the record date is prior to the date upon which such person shall become the holder or record thereof.

9.                 Changes in Capital Structure. The Options granted under this Agreement shall be subject to adjustment or cancellation in accordance with Section 4.2 of the Plan.

10.              Compliance with Law. Notwithstanding any of the provisions hereof, the Optionee hereby agrees that the Optionee will not exercise the Options, and that the Company will not be obligated to issue or transfer any shares of Stock to the Optionee hereunder, if the exercise hereof or the issuance or transfer of such shares shall constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority. Any determination in this connection by the Committee shall be final, binding and conclusive. The Company shall in no event be obliged to register any securities pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended) or to take any other affirmative action in order to cause the exercise of the Options or the issuance or transfer of shares pursuant thereto to comply with any law or regulation of any governmental authority.

11.              Notice. Every notice or other communication relating to this Agreement shall be in writing, and shall be mailed to or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided, provided that, unless and until some other address be so designated, all notices or communications by the Optionee to the Company shall be mailed or delivered to the Company at its principal executive office, and all notices or communications by the Company to the Optionee may be given to the Optionee personally or may be mailed to Optionee at the Optionee’s last known address, as reflected in the Company’s records.

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12.              Incentive Stock Options. The Options granted hereunder are not intended to be incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended.

13.              Binding Effect. Subject to Section 7 hereof, this Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

14.              Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

15.              Plan. This Agreement is subject to all of the terms, conditions and provisions of the Plan. The terms and provisions of the Plan are incorporated herein by reference. In the event of a conflict or inconsistency between the terms and provisions of the Plan and the provisions of this Agreement, the Plan shall control, and this Agreement shall be deemed to be modified accordingly. A copy of the Plan has been delivered or made available to the Optionee. By signing and returning this Agreement, the Optionee acknowledges having received and read a copy of the Plan and agrees to comply with it, this Agreement and all applicable laws and regulations.

16.              No Obligation to Continued Employment or Service. This Agreement is not an agreement of employment or services. This Agreement does not guarantee that the Company will employ or retain the Optionee for any specific time period, nor does it modify in any respect the Company’s right to terminate or modify the Optionee’s employment or other service relationship or compensation at any time.

17.              Investment Purposes. Upon the exercise of an Option, the Optionee shall be deemed to acknowledge and agree that any Stock issued by the Company to the Optionee pursuant to this Agreement will be issued by the Company with the understanding that the Optionee may not sell or distribute the Stock unless it is registered for sale or the sale is in accordance with an available exemption from registration.

18.              Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof (other than any exercise notice or other documents expressly contemplated herein or in the Plan) and supersedes any prior agreements between the Company and the Optionee with respect to the subject matter hereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

P&F INDUSTRIES, INC.

By:
Name:
Title:

Optionee

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